UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 9, 2009
Date of Report (date of earliest event reported):
Capital Crossing Preferred Corporation
(Exact Name of Registrant as Specified in its Charter)
Massachusetts
(State or Other Jurisdiction of Incorporation)

000-25193 (Commission File Number)	04-3439366 (IRS Employer Identification No.)

1271 Avenue of the Americas
46th Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
(646) 333-8809
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On January 9, 2009, Capital Crossing Preferred Corporation (the “Company”) notified The NASDAQ Stock Market (“NASDAQ”) that, as a result of the resignation of Kirk A. Sykes discussed below and the previously announced resignation of Georgia Murray from the Company’s board of directors (the “Board of Directors”), the Company was no longer in compliance with NASDAQ Marketplace Rule 4350(d)(2)(A) requiring that the Audit Committee of the Board of Directors consist of at least three (3) independent board members (the “Rule”). On January 14, 2009, the Company received a NASDAQ Staff Deficiency Letter stating that NASDAQ’s staff (the “Staff”) is reviewing the Company’s eligibility for continued listing on NASDAQ and requesting that the Company provide, on or before January 29, 2009, a plan and timetable to achieve compliance with the Rule (the “Plan”). If, at the conclusion of the Staff’s review process, the Staff determines that the Plan does not adequately address how the Company will achieve compliance with the Rule, NASDAQ has informed the Company that it will notify the Company that its 8.50% Non-Cumulative Exchangeable Preferred Stock, Series D (the “Series D Preferred Stock”), will be delisted.
The Company is actively seeking to fill the two (2) existing vacancies on the Audit Committee of the Board of Directors. There can be no assurances, however, that the Staff will accept any Plan submitted by the Company to achieve compliance with the Rule or that the Company will be able to satisfy the requirements of the Rule within the required time periods or at all. If the Series D Preferred Stock is delisted, the lack of liquidity and an active trading market could adversely affect a shareholder’s ability to dispose of shares of the Series D Preferred Stock.
The Board of Directors has determined that the Company is a “controlled company,” as defined in NASDAQ Marketplace Rule 4350(c)(5), based on Lehman Brothers Bank, FSB’s beneficial ownership of 100% of the outstanding voting common stock of the Company. Accordingly, the Company is exempt from certain requirements of the NASDAQ Marketplace Rules, including the requirement to maintain a majority of independent directors on the Board of Directors.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 9, 2009, Kirk A. Sykes informed the Company that he resigned as a director of the Company effective immediately. Mr. Sykes was a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CROSSING PREFERRED CORPORATION
Date: January 15, 2009	By:	/s/ Lana Franks
Lana Franks
President